For period ending  3/31/00
File number 811 -    2333

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77(C).               Matters submitted to a vote of security holders.

            a)       Meeting of shareholders - December 1, 1999

            (1)      Directors elected:

                     Elisabeth Allison, Michael R. Bonsignore, Gina H. Despres, Robert A. Fox, Alan Greenway, Koichi Itoh, William H. Kling, Jon B. Lovelace, John G. McDonald, William I. Miller, Kirk P. Pendleton, Donald E. Petersen, Walter P. Stern.

            (2) Ratification or rejection of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the independent accountant

                     Votes:           Affirmative       Against          Abstain

                                      629,231,695       5,244,460        13,268,253

            b) Meeting of shareholders - December 16, 1999 adjourned session

            (1) Amendment to Articles of Incorporation authorizing the Board to create new classes and series of capital stock

                     Votes:           Affirmative       Against          Abstain

                                      500,512,546       20,316,252       22,700,587

                     (Broker Non-Votes = 138,147,390)

            (2) Amendment to Articles of Incorporation reducing the par value of capital stock

                     Votes:           Affirmative       Against          Abstain

                                      623,914,042       28,946,832       28,815,901

            (3) Approval of the elimination or revision of certain of the fund's fundamental investment policies:

                     (a) revise and reclassify the restriction regarding purchasing securities of other investment companies

                     Votes:           Affirmative       Against          Abstain

                                      487,004,480       25,536,296       30,988,609

                     (b) revise and reclassify the restriction regarding purchasing restricted securities

                     Votes:           Affirmative       Against          Abstain

                                      484,543,405       25,952,497       33,033,483

                     (c) eliminate the restriction regarding the federal interest equalization tax

                     Votes:           Affirmative       Against          Abstain

                                      493,920,142       16,963,384       32,645,859

                     (Broker Non-Votes = 138,147,390)

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